Exhibit 10.1

[Date]

[Name]
[Address]

Dear _______________:

I am pleased to inform you that on _______________ the Compensation Committee of the Board of Directors of IntriCon Corporation (the “Company”) granted you options to purchase _________ Common Shares of the Company under the Company’s Non-Employee Directors’ Stock Option Plan (the “Plan”) at an exercise price of $_____ per share.

These options will become exercisable as follows:

Date First Exercisable	Number of Shares

[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

The exercise price for your options shall be payable in cash or its equivalent.

Once options become exercisable, they will remain exercisable until they are exercised or until they terminate. Unless earlier terminated pursuant to the terms of the Plan, all options granted hereby shall terminate on ____________. While the specific terms of the Plan will govern, generally upon termination of your service as a director for any reason the options will terminate to the extent of options that you could not have exercised on the date of such termination. Options that could have been exercised on the date of termination of service as director for reasons other than retirement, death or disability (as defined in the Plan) may be exercised only prior to the expiration date of such options. Options that could have been exercised on the date of termination of service as a director due to disability may be exercised only prior to the expiration date of such options. Options that could have been exercised on the date of termination of service as a director due to death may be exercised only prior to the earlier of (i) five years following the date of your death or (ii) the expiration date of such options.

Further terms governing the options granted to you are set forth in the Plan; a copy is available in the Human Resources Department.

If you wish to accept the grant of the options as provided above and in the Plan, please so indicate by signing and returning the enclosed copy of this letter, whereupon you and the Company shall be legally bound hereby under Pennsylvania law.

Very truly yours, INTRICON CORPORATION

By:

Name:
Title:

Accepted and Agreed: